CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1999, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc., included in the Annual Report (Form 10-K) for the year ended December 27, 1998, filed with the Securities and Exchange Commission.


/s/DELOITTE & TOUCHE LLP


Vancouver, British Columbia, Canada
January 17, 2000